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                                                                    EXHIBIT 10.9



                                                     March 24, 1998


Alexander G. Bearn, M.D.
Executive Director
American Philosophical Society
104 South 5th St.
Philadelphia, PA 19106-3387

Re: RENEWAL OF CONSULTANCY AGREEMENT


Dear Alick:

         Your Consultancy Agreement with Biogen, Inc., dated April 1, 1991 (the "Agreement"), under which you serve as a member of the Scientific Board of the Company, expires on April 1, 1998. Biogen greatly values your input on the Board and would like to renew the Agreement for an additional three-year period commencing as of April 1, 1998 and ending on April 1, 2001. The terms and conditions of the Agreement will continue to apply during the renewal term except that compensation for your services under the Agreement during the renewal term will be as follows:

          1. You will receive (i) a $20,000 per year retainer, (ii) $2,000 per day for attendance at Scientific Board meetings, plus reasonable travel and lodging expenses and (iii) $500 per day for time spent in Biogen's laboratories.

          2. Subject to approval by the Stock and Option Plan Administration Committee, on your renewal date, you will be granted an option to purchase 30,000 shares of Biogen Common Stock. The option will vest over three years (33-1/3% per year) and will be exercisable at a price equal to the average of the high and low sales prices on your renewal date.


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         If you agree to renewal of the Agreement on the above terms, please sign both copies of this letter and return one copy to the attention of Anne Marie Cook, Associate General Counsel, Biogen, Inc., 14 Cambridge Center, Cambridge, MA 02142.

                                                   BIOGEN, INC.

                                            By:____________________________
                                               James R. Tobin
                                               President and Chief
                                               Executive Officer


                                            By:____________________________
                                               Phillip A. Sharp
                                               Chairman of Scientific Board



                                            AGREED TO AND ACCEPTED:


                                            _______________________________
                                            Alexander G. Bearn, M.D.


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